   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002.

                                                      REGISTRATION NO. 333-40412

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                             333 WESTERN AVENUE                               04-3363001
(State of Incorporation)                 SOUTH PORTLAND, MAINE 04106                       (I.R.S. Employer
                             (Address of principal executive offices) (Zip Code)        Identification Number)



                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                        2000 EXECUTIVE STOCK OPTION PLAN

                            (Full Title of the Plan)



                              DANIEL E. BOXER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                         333 WESTERN AVENUE, M.S. 01-00
                           SOUTH PORTLAND, MAINE 04106
                     (Name and address of agent for service)


                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)


================================================================================

Deregistration of Shares of Class A Common Stock
------------------------------------------------



     The registrant is filing this amendment to this registration statement on Form S-8 solely for the purpose of de-registering 1,828,331 shares out of a total of 3,500,000 shares of the registrant's Class A Common Stock that the registrant registered on June 29, 2000 upon the initial filing of this registration statement. Such de-registered shares will not be sold under the Fairchild Semiconductor International, Inc. 2000 Executive Stock Option Plan (the "Plan"). The remaining 1,671,669 shares registered under this registration statement may still be offered and sold in accordance with the terms of the Plan.

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on February 13, 2002.

                                    FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                    By: /s/ Daniel E. Boxer
                                        ---------------------------------------
                                        Daniel E. Boxer
                                        Executive Vice President and
                                        General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                           Title                                     Date
         ---------                                           -----                                     ----
      *                                         Chairman, President and
--------------------------------                Chief Executive Officer, and Director
Kirk P. Pond                                    (principal executive officer)


      *                                         Executive Vice President and Chief
--------------------------------                Financial Officer, and Director
Joseph R. Martin                                (principal financial officer)

                                                                                                 February 13, 2002
/s/ David A. Henry                              Vice President, Controller
--------------------------------                (principal accounting officer)
David A. Henry


      *                                                  Director
--------------------------------
William N. Stout


      *                                                  Director
--------------------------------
Richard M. Cashin, Jr.


      *                                                  Director
--------------------------------
Paul C. Schorr IV


      *                                                  Director
--------------------------------
Ronald W. Shelly

                                                                                                 February 13, 2002
*: By: /s/ Daniel E. Boxer
       ---------------------------
       Daniel E. Boxer
       Attorney-in-fact